UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2014

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The ExOne Company (the “Company”) announced that David J. Burns stepped down as ExOne’s President and Chief Operating Officer effective December 18, 2014. Mr. Burns is now the Global Head of Sales focusing his sole efforts on the expansion of the Company’s sales initiatives. Mr. Burns has had extensive career experience in manufacturing sales management in global regions, including Japan, and has been a key figure in implementing ExOne’s worldwide sales organization.

Subject to the execution of a mutually agreeable release, the Company and Mr. Burns have agreed to terminate the Employment Agreement dated June 1, 2012 (the “Employment Agreement”) between the Company and Mr. Burns as a termination without Cause (as defined in the Employment Agreement) and Mr. Burns will receive all amounts payable to him by the Company under the Employment Agreement on a termination without Cause.

On December 19, 2014, the Company issued a press release announcing management changes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 19, 2014, the Company issued a press release announcing management changes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	On December 19, 2014, the Company issued a press release announcing management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EXONE COMPANY

By:	/s/ Brian W. Smith
Brian W. Smith
Chief Financial Officer

Dated: December 19, 2014

Exhibit Index

Number	Exhibit

99.1	On December 19, 2014, the Company issued a press release announcing management changes.